UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2016

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2016, Sotherly Hotels Inc. (the “Company”) filed Articles of Amendment (the “Amendment”) to its Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland that provided for an increase in the number of authorized shares of the Company’s preferred stock, $0.01 par value per share, from 1,000,000 to 11,000,000 and a corresponding increase in the number of authorized shares of capital stock of the Company from 50,000,000 to 60,000,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

U.S. Federal Income Tax Considerations

The Company and Sotherly Hotels LP (the “Operating Partnership”) are disclosing the information in Exhibit 99.1 hereto to amend and restate in its entirety, the disclosure under the heading “Material U.S. Federal Income Tax Considerations” included in the Company and the Operating Partnerships’ Registration Statement on Form S-3 (File Nos. 333-199256 and 333-199256-01) jointly filed by the Company and the Operating Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on October 10, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Amendment and Restatement of Sotherly Hotels Inc.

99.1	Supplemental Material U.S. Federal Income Tax Considerations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 15, 2016

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom Chief Operating Officer

SOTHERLY HOTELS LP

by its General Partner, SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom Chief Operating Officer

Exhibit Index

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Amendment and Restatement of Sotherly Hotels Inc.

99.1	Supplemental Material U.S. Federal Income Tax Considerations.

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